US URANIUM INC.

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT is made as of November 12, 2007 by and between US Uranium Inc., a Nevada corporation (the “Company”), and James D. Davidson (the “Purchaser”).

A.  The Company wishes to retain the Purchaser as its President and Chief Executive Officer and as a director, and the Purchaser is willing to serve in such capacities.

B.  The Purchaser has previously made advances to, and incurred expenses on behalf of, the Company, which advance and expenses (collectively, the “Loan”) exceeded $31,000.00 in aggregate principal amount.

C.  The Company is willing to issue shares of its common stock, $0.001 par value per share (“Common Stock”), to the Purchaser in repayment of the Loan.

Now, therefore, the parties agree as follows:

1.  Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase an aggregate of 31,000,000 shares of Common Stock (the “Shares”), for an aggregate purchase price of $31,000.

2.  Payment of Purchase Price. The issuance of the Shares shall be deemed repayment in full of the Loan, and the parties acknowledge that the purchase price for the Shares has been paid in full by virtue of such repayment of the Loan.

3.  Repurchase Option. In the event of any voluntary or involuntary termination of the Purchaser’s services to the Company for any or no reason before all of the Shares are released from the Company’s Repurchase Option (as defined below), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option, but not the obligation, for a period of 90 days from such date to repurchase all or any portion of the Unreleased Shares (as defined below in Section 4) at such time (the “Repurchase Option”) at the original purchase price per share, payable in cash (the “Repurchase Price”). The Repurchase Option shall be exercisable by the Company by written notice to the Purchaser or the Purchaser’s executor (with a copy to the Escrow Holder, as defined below in Section 6) and shall be exercisable, at the Company’s option, (i) by delivery to the Purchaser or the Purchaser’s executor with such notice of a check in the amount of the purchase price for the Shares being repurchased, or (ii) by cancellation by the Company of an amount of the Purchaser’s indebtedness, if any, to the Company equal to the purchase price for the Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the Repurchase Price times the number of shares to be repurchased (the “Aggregate Repurchase Price”). Upon delivery of such notice and the payment of the Aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company. The Repurchase Option set forth in this Section may be assigned by the Company in whole or in part in its sole and unfettered discretion.

4.  Release of Shares from Repurchase Option.

a.  The Shares shall be released from the Company’s Repurchase Option pursuant to the following schedule:

i.  10,333,333 Shares shall be released from the Company’s Repurchase Option on December 31, 2008;

ii.  10,333,333 Shares shall be released from the Company’s Repurchase Option on December 31, 2009; and

iii.  10,333,334 Shares shall be released from the Company’s Repurchase Option on December 31, 2010.

b.  Any of the Shares which, from time to time, have not yet been released from the Repurchase Option are referred to herein as “Unreleased Shares.”

5.  Restriction on Transfer.  The sale, transfer, assignment, pledge, hypothecatation, gift or other disposition by any means (“Transfer”) (other than upon the Purchaser’s death pursuant to the Purchaser’s will or the laws of descent and distribution) of any Unreleased Shares is prohibited, and any such purported Transfer shall be void and shall be given no force or effect. Following the lapse of the Company’s Repurchase Option with respect to Shares, such Shares shall continue to remain subject to any restrictions on transfer imposed by applicable state and federal securities laws.

6.  Escrow of Shares.

a.  To ensure the performance of the Purchaser’s obligations hereunder, the Purchaser hereby appoints the Secretary of the Company (or such Secretary’s designee) (the “Secretary”) as escrow agent for the Unreleased Shares and as the Purchaser’s attorney-in-fact to sell, assign and transfer to the Company, all of the Shares which the Company may repurchase pursuant to its exercise of the Repurchase Option. Upon execution of this Agreement, the Purchaser shall duly endorse and deliver to the Secretary in blank the stock power attached hereto, medallion signature guaranteed. Promptly following execution of this Agreement, the share certificates representing the Unreleased Shares shall be delivered to the Secretary. The Unreleased Shares and the stock power shall be held by the Secretary in escrow, until the earlier of (i) the closing of the exercise by the Company of the Repurchase Option with respect thereto, or (ii) subject to the proviso set forth in the following sentence, the vesting of Unreleased Shares in accordance with the vesting schedule set forth in Section 4 of this Agreement. The Secretary shall release or cause the release of Shares from the escrow established hereunder as such Shares vest pursuant to the vesting schedule; provided, however, that the Secretary shall have the discretion to effect such release in the manner he deems appropriate, and shall have no obligation to deliver certificates for Shares which have vested at any particular time or more frequently than once every year. Upon any such release, and as a condition thereto, the Purchaser shall deliver to the Secretary in accordance with this Section 3(a), any replacement certificates representing Unreleased Shares, with a stock power duly endorsed in blank, medallion signature guaranteed, to represent the continuing escrow of such Unvested Shares in accordance herewith.

b.  Neither the Company nor any of its officers, directors, employees or agents, shall be liable for any act it or any of them may do or omit to do with respect to holding or releasing the Shares which are subject to the escrow provisions hereof.

c.  This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of the Purchaser relating to the Shares, except as specifically provided in this Agreement.

7.  Investment Representations.  In connection with the purchase of the Shares, the Purchaser represents to the Company the following:

a.  The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is purchasing the Shares for investment for the Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

b.  The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. In this connection, the Purchaser understands that, in view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may not be present if the Purchaser’s representations meant that the Purchaser’s present intention was to hold the Shares for a minimum capital gains period under applicable tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

c.  The Purchaser further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. The Purchaser understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

8.  Stock Certificate Legends.  The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends:

a.  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

b.  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

c.  Any legend required by any applicable state securities laws.

9.  Market Stand-Off Agreement.  The Purchaser hereby agrees, if so requested by the managing underwriters or the Company in connection with a public offering of the Company’s Common Stock, that, without the prior written consent of such managing underwriters, the Purchaser will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, assign any legal or beneficial interest in or make a distribution of any capital stock of the Company held by or on behalf of the Purchaser or beneficially owned by the Purchaser in accordance with the rules and regulations of the SEC for a period of up to 180 days after the date of the final prospectus relating to the Company’s initial public offering.

10.  Adjustment for Stock Split.  All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares which may be made by the Company after the date of this Agreement.

11.  Tax Consequences.  The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income both (i) the difference between the fair market value of the Shares when the Company granted the Purchaser the right to purchase the Shares and the fair market value of the Shares on the date of this Agreement, and (ii) the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to its repurchase option. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Company’s repurchase option or 16(b) period expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase.

THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE ANY ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER’S BEHALF.

12.  General Provisions.

a.  This Agreement shall be governed by the laws of the State of New York. This Agreement represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and may only be modified or amended in writing signed by both parties.

b.  Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

c.  The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company and any purported transfer otherwise shall be null and void.

d.  Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

e.  The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

f.  THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE REPURCHASE OPTION PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN “AT WILL” EMPLOYEE OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE REPURCHASE OPTION SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE

g.  Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Restricted Stock Purchase Agreement as of the day and year first set forth above.

US URANIUM INC.		PURCHASER:
a Nevada corporation

By:	/s/ David Rector	/s/ James D. Davidson
	David Rector	James D. Davidson
Director

Address: 6830 Elm Street McLean, VA 22101		Address: 7217 Farm Meadow Court McLean, VA 22101